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                                                           Exhibit 23.4

                        [Cesari and McKenna Letterhead]

                                                          July 30, 1996

Aware, Inc.
One Oak Park
Bedford, Massachusetts 01730


Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-1 (the "Registration Statement") filed by Aware, Inc., a Massachusetts corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We consent to the reference to our firm under the headings "Risk Factors," "Business," and "Legal Matters" in the prospectus forming part of the Registration Statement.


                                        Very truly yours,
                                        Cesari & McKenna

                                        By: /s/ Martin J. O'Donnell
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